UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2025
THE TRADE DESK, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-37879	27-1887399
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
42 N. Chestnut Street
Ventura, California 93001
(Address of principal executive offices) (Zip Code)
(805) 585-3434
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.000001 per share	TTD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to Rights of Security Holders.
As described in Item 5.07 below, at a special meeting of stockholders (the “Special Meeting”) of The Trade Desk, Inc. (the “Company”) held on September 16, 2025, the stockholders of the Company approved the amendment and restatement of the Company’s articles of incorporation (as amended, the “Amended Articles”). The information set forth in Item 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
The description of the Amended Articles included in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to Proposal 1 in the definitive proxy statement on Schedule 14A filed by the Company with the Securities and Exchange Commission on July 24, 2025 (the “Proxy Statement”) and the full text of the marked version of the Amended Articles filed as Appendix A-2 to the Proxy Statement.
The Amended Articles became effective on September 16, 2025 upon filing with the Nevada Secretary of State.
Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 10, 2025, the Company’s board of directors (the “Board”) approved and adopted, contingent on stockholder approval of the Amended Articles, an amendment and restatement of the Company’s bylaws (as amended, the “Amended Bylaws”), which became effective on September 16, 2025. The Amended Bylaws clarify that the lead independent director of the Board may call special meetings of the Company’s independent directors at any time to discuss any topic that any independent director deems appropriate.
The Amended Bylaws are filed herewith as Exhibit 3.1. The foregoing description of the changes contained in the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, which is incorporated herein by reference.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On September 16, 2025, the Company held the Special Meeting. As of the record date for the Special Meeting, which was established by the Board to be the close of business on July 21, 2025, there were 445,649,241 shares of the Company’s Class A common stock, par value $0.000001 per share (the “Class A Common Stock”), outstanding (each entitled to one vote per share) and 43,275,936 shares of the Company’s Class B common stock, par value $0.000001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), outstanding (each entitled to 10 votes per share). The Common Stock voted as a single class on all matters. Of the 488,925,177 shares of Common Stock outstanding as of the record date, 356,794,733 shares were represented at the Special Meeting, together representing a total of 746,006,717 votes, or a majority of the voting power of all issued and outstanding shares of Common Stock as of the record date, and constituting a quorum under the Company’s bylaws as then in effect. The stockholders considered two proposals at the Special Meeting, each of which are described in more detail in the Proxy Statement. The final number of votes cast for and against and the final number of abstentions and broker non-votes with respect to each proposal voted upon are set forth below.

Proposal 1. The stockholders approved an amendment and restatement of the Company’s Amended Articles to change the date all shares of Class B Common Stock will automatically convert into Class A Common Stock to December 22, 2035 and to waive jury trials for internal actions in conformity with recent Nevada law updates by the following vote:

For	Against	Abstain	Broker Non-Votes
516,037,827	228,364,796	1,604,094	0

Proposal 2. The stockholders approved one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to approve Proposal 1 by the following vote:

For	Against	Abstain	Broker Non-Votes
523,101,450	221,211,765	1,693,502	0

Although Proposal 2 was approved, adjournment of the Special Meeting was not necessary because the stockholders approved Proposal 1.

No other items were presented for stockholder approval at the Special Meeting.

Item 9.01    Financial Statements and Exhibits.
(d)    The following exhibits are being filed herewith:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of The Trade Desk, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TRADE DESK, INC.

Date: September 17, 2025	By:	/s/ Jay Grant
Jay Grant
Chief Legal Officer